EXHIBIT 10.31 Service Agreement - Towne, Inc.

July 5, 2001

Mr. Scott Kincer
President
Datascension
2010 Iowa Ave., Suite 100
Riverside, CA 92507

RE:    Strategic Alliance

Dear Scott:

We are very interested in working with Datascension. Generally, we partner with companies in four ways; 1) Our sales and account management staff purchase services or product at a wholesale rate and Towne, Inc. marks-up those services for re-sale, 2) Towne, Inc. refers business to its partner and receives a finders fee or commission for the referral. This commission or fee will be negotiated before any work is processed and normally ranges between 5%- 1 5% of the gross invoice amount (less freight, postage, taxes and other hard costs),
3) Towne and partner jointly obtain business and work collectively in delivering the service(s) and 4) Partner refers business to Towne, Inc. and is paid a negotiated finders fee or commission.

ALLIANCE TERMS AND CONDITIONS

It is acknowledged for the purpose of this agreement that Towne, Inc. is a direct response communications company that specializes in data warehousing, data processing, data base management, inventory management, warehousing, inquiry/fulfillment, literature distribution, mail processing/general bindery, general packaging and kit assembly and cost benefit consultation and Datascension provides its clients with data collection, storage, processing and interpretation. it weaves these services into a wide-variety of in-bound and outbound telemarketing programs. Both Towne and Datascension wish to engage in a strategic alliance to add value to their core services. The alliance between the two parties will be governed by the terms and conditions listed below.

1) All transactions involving a purchase of services or products require an itemized purchase order or blanket purchase order with established contract pricing.

2) Both Datascension and Towne will pay each other's invoice(s) within 30 days of receipt.

3) The party responsible for initiating the business relationship will receive a finder's fee, commissions or provides an invoice for services.

       a) Finders fee will be a one-time payment equaling 10% of a gross invoice amount (less postage, storage, supplies, freight and sales tax) of one job or project (which for the purpose of this agreement is defined as a series of jobs produced over time).

       b) Commission will range between 5%-15% of a gross invoice amount (less postage, storage, supplies, freight and sales tax) for a pre-established period never to exceed one-year. Commissions will be established and agreed upon in writing prior to beginning work. All commissions and finders fees are to be paid directly to Towne, inc. or Datascension no later than the 30th day of the month (or last business day) after payment is received. It is expressly understood that no Towne or Datascension employee or agent shall be paid directly for said services by either company or by the customer.

4) Towne and Datascension agree that each will be exposed to sensitive information and company trade secrets during the course of this alliance. Both parties agree that this information is not to be used in a competitive manner or disclosed to any other individual, party or organization. For the purpose of this agreement sensitive information and trade secrets are defined as marketing strategies, systems, plans, programs, technologies and techniques tapes, disks, e-mail, bulletins, software programs, systems, processes, writings, drawings, strategic plans, financial information, customer names, extensions, e-mail addresses, strategic relationships, research, film, plates, negatives, and compilations of technical information.

5) Both Towne and Datascension agree that they will occasionally partner with the other in the creation of direct response marketing products and/or processes. These products/processes will be owned equally by both companies. At the time of development, each party will agree in writing the general use for the product/processes, development costs and compensation before beginning any work. Neither party has the right without the written consent of the other to transfer, lease, rent, sell, gift or assign these products/processes to another party.

6) Both parties agree that they may make an equal financial commitment to establish a seamless working relationship regarding specific products and/or services for individual customers or clients as may be mutually agreed upon by the parties from time to time in the future.

7) Both Towne and Datascension recognize that they may share business relationships with several of the same customers. Neither party is entitled to compensation from these existing relationships nor are they bound or limited to processing services competitive or non-competitive using the expertise of the other party.

8) Towne and Datascension recognize that without malice or use of each other's trade secrets or sensitive information the parties during the pursuit of new business may solicit business from a company presently working with Towne or Datascension. If such a situation occurs Michael Mercier, Towne, Inc.
(714) 540-3095
or Scott Kincer, Datascension (909) 826-8180 will be contacted immediately. Both parties agree not to infringe upon any and all active business relationships of the other party. Prospects are not considered "active business relationships" and therefore are not subject to the same limitations or protections.

9) In the event of a dispute between Towne and Datascension over the origination of a business relationship, primary control will be given to the company whose core business makes up the majority of the relationship. The non-prevailing party will be compensated for its services by receiving a 10% commission for all jobs processed and billed for a 6-month period. At the end of 6 months, neither party will have any obligation to the other.

10) Both Towne and Datascension have the right to work with other providers of direct response marketing services.

11) Both parties will not alter or mislead any customer about the others capabilities, specific trade terms and conditions and job processing schedules.

12) All notices required or permitted shall be in writing and shall be deemed served when delivered in person, by certified mail or verified delivery addressed as follows:

To Towne:           Michael Mercier
                    Towne, Inc.
                    3441 W. MacArthur Blvd.
                    Santa Ana, CA 92704

To Datascension     Scott Kincer
                    Datascension
                    2010 Iowa Ave., Suite 100
                    Riverside, CA 92507


13) Both parties agree that all new customers will be subject to the primary billing company's credit and collection policies. Neither party will provide preferential treatment to any new customer nor have the ability to guarantee payment for services rendered.

14) Both parties acknowledge the others right to refuse to partner with the other.

15) It is expressly understood that Towne and Datascension have in place aggressive sales and marketing efforts. Neither party may represent in public or in private the existence of this strategic alliance without the mutual written consent of Michael Mercier, Towne, Inc. or Scott Kincer, Datascension.

16) Any dispute that can not be resolved by the parties within 60 days shall be submitted to binding Arbitration. The American Arbitration Association shall administer arbitration. The rules of Arbitration shall be Commercial Arbitration Rules of the American Arbitration Association. Both parties agree to bare the cost of any legal representation, discovery, or research required to complete arbitration and split all fees billed by the American Arbitration Association equally.

17) This Agreement shall be subject to and construed under the laws of the State of California.

18) This Agreement shall not terminate solely by reason of its provisions being declared invalid or unenforceable, the remaining provisions hereof shall be unimpaired and replaced by a provision that is valid and enforceable and that comes closest to the intention of the invalid or unenforceable provision.

19) Any changes or additions to this Agreement must be made in writing and signed by an officer of Towne, Inc. and Datascension.

20) The term of this Agreement shall be in force for one (1) year from the latest date that this Agreement is signed below. Either party may terminate this agreement without cause, on thirty-day (30) notice to the other party. In the event of termination, relationships with third parties that have been established and are in place as a result of the relationship between Towne, Inc. and Datascension as created by this agreement shall survive any such termination. The aforementioned term of this Agreement may be extended by the mutual written agreement of the parties.


The signatures below constitute an acceptance of the aforementioned terms and conditions.

       DATASCENSION, INC.               TOWNE ALLPOINTS COMMUNICATIONS.

By:    _______________________          By:   _______________________
       Signature                              Signature

Name: _______________________           Name: _______________________
       (Please print)                         (Please print)

Title:_______________________           Title:_______________________
       (Please print)                         (Please print)

Date:  _______________________          Date: _______________________